Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Solitario Zinc Corp. on Form S-3 of our report dated February 28, 2020 on the consolidated financial statements of Solitario Zinc Corp., appearing in the Annual Report on Form 10-K of Solitario Zinc Corp. for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this registration statement.

/s/ Plante Moran PLLC

September 29, 2020
Denver, Colorado